                       UNITED ASSET MANAGEMENT CORPORATION

                                                                      Exhibit 11
                        CALCULATION OF EARNINGS PER SHARE
                    (In thousands, except per-share amounts)
                                   (Unaudited)

                                                         Three Months Ended             Nine Months Ended
                                                            September 30,                 September 30,
                                                     ----------------------        ----------------------
                                                        1996         1995(1)(2)       1996         1995(1)(2)
                                                        ----         ----             ----         ----
Common and common equivalent shares:

  Net income . . . . . . . . . . . . . . . .         $23,005        $17,059        $63,369        $48,370
  Adjustments thereto(3) . . . . . . . . . .              32          1,023            635          2,182
                                                     -------        -------        -------        -------
  Adjusted net income. . . . . . . . . . . .         $23,037        $18,082        $64,004        $50,552
                                                     -------        -------        -------        -------
                                                     -------        -------        -------        -------


  Average shares outstanding . . . . . . . .          68,918         68,246         68,631         67,994
  Adjustments thereto(4) . . . . . . . . . .           3,243          5,240          3,889          4,361
                                                     -------        -------        -------        -------
  Shares used in computation . . . . . . . .          72,161         73,486         72,520         72,355
                                                     -------        -------        -------        -------

Per share. . . . . . . . . . . . . . . . . .            $.32           $.25           $.88           $.70
                                                     -------        -------        -------        -------
                                                     -------        -------        -------        -------


Common shares -- assuming full dilution:

  Net income . . . . . . . . . . . . . . . .         $23,005        $17,059        $63,369        $48,370
  Adjustments thereto(3) . . . . . . . . . .               5            898             98          1,564
                                                     -------        -------        -------        -------
  Adjusted net income. . . . . . . . . . . .         $23,010        $17,957        $63,467        $49,934
                                                     -------        -------        -------        -------
                                                     -------        -------        -------        -------


  Average shares outstanding . . . . . . . .          68,918         68,246         68,631         67,994
  Adjustments thereto(4) . . . . . . . . . .           3,243          5,240          3,889          4,361
                                                     -------        -------        -------        -------
  Shares used in computation . . . . . . . .          72,161         73,486         72,520         72,355
                                                     -------        -------        -------        -------
                                                     -------        -------        -------        -------

Per share. . . . . . . . . . . . . . . . . .            $.32           $.24           $.88           $.69
                                                     -------        -------        -------        -------
                                                     -------        -------        -------        -------

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(1)  Restated due to pooling of interests transactions completed in the third quarter of 1996.

(2) Historical share and per-share figures restated for a two-for-one common stock split declared May 16, 1996.

(3) The proceeds from the exercise of stock options and warrants in accordance with the modified treasury stock method are first used to buy back up to 20% of the Company's common stock at the average price for the period in the primary calculation and at the higher of the average or closing price in the fully diluted calculation. Any remaining proceeds are used to retire debt, and this adjusts income for interest assumed to be saved, net of income tax, from the use of such proceeds.

(4) Adjusts shares for stock options and warrants under the modified treasury stock method and contingently issuable shares based on the probability of issuance, after adjusting for the stock assumed repurchased in accordance with (3) above.


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